Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce Van Saun, John F. Woods, Polly N. Klane, C. Jack Read, David C. Lindenauer and Robin S. Elkowitz and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney on the date set forth opposite his or her name.

Signature	Title	Date

/s/ Bruce Van Saun Bruce Van Saun	Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Director)	April 7, 2022

/s/ John F. Woods John F. Woods	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	April 7, 2022

/s/ C. Jack Read C. Jack Read	Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	April 7, 2022

/s/ Lee Alexander Lee Alexander	Director	April 7, 2022

/s/ Christine M. Cumming Christine M. Cumming	Director	April 7, 2022

/s/ Kevin Cummings Kevin Cummings	Director	April 7, 2022

/s/ William P. Hankowsky William P. Hankowsky	Director	April 7, 2022

/s/ Leo I. Higdon, Jr. Leo I. Higdon, Jr.	Director	April 7, 2022

/s/ Edward J. Kelly III Edward J. Kelly III	Director	April 7, 2022

Charles J. Koch	Director	April 7, 2022

/s/ Robert G. Leary Robert G. Leary	Director	April 7, 2022

/s/ Terrance J. Lillis Terrance J. Lillis	Director	April 7, 2022

/s/ Michele N. Siekerka Michele N. Siekerka	Director	April 7, 2022

/s/ Shivan S. Subramaniam Shivan S. Subramaniam	Director	April 7, 2022

/s/ Christopher J. Swift Christopher J. Swift	Director	April 7, 2022

/s/ Wendy A. Watson Wendy A. Watson	Director	April 7, 2022

/s/ Marita Zuraitis Marita Zuraitis	Director	April 7, 2022